EXHIBIT 4.1
                                                              -----------

   CUSIP NO.: 65119QBE2                    PRINCIPAL AMOUNT: $250,000,000

   REGISTERED NO.: A-1


   NEWELL CO.


   MEDIUM-TERM FIXED RATE NOTE, SERIES A

   Due Nine Months or More From Date of Issue


   IXI  Check this box if the Note is a Global Note.

        Applicable if the Note is a Global Note:

        Unless this certificate is presented by an authorized

   representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer,

   exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY

   TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO

   ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co.,

   has an interest herein.


   ORIGINAL ISSUE DATE: July 14, 1998    INTEREST RATE PER ANNUM: To but         MATURITY DATE: July 15, 2028, subject
                                         excluding July 15, 2008, 6.35%.  From   to mandatory repayment of principal
                                         and including July 15, 2008, as         to the existing Holder hereof
                                         described under "INTEREST RATE AND      pursuant to the Call Option and Put
                                         INTEREST PAYMENT DATES" on the          Option described on the reverse of
                                         reverse of this Note.                   this Note

   ISSUE PRICE: 100% (as a percentage                                            SPECIFIED CURRENCY: U.S. dollars
   of principal amount)

                                                                                 DEPOSITARY: The Depository Trust
                                                                                 Company




   INTEREST PAYMENT DATES: January 15
   and July 15 of each year,
   commencing January 15, 1998

   CALL OPTION: The Notes may be                                                 REPAYMENT/PUT OPTION: The Notes are
   called by the Callholder prior to                                             subject to repayment by the Company
   the Maturity Date, as described on                                            prior to the Maturity Date pursuant
   the reverse of this Note under                                                to the Put Option, as described on
   "CALL OPTION; PUT OPTION"                                                     the reverse of this Note under "CALL
                                                                                 OPTION; PUT OPTION"


   CALLHOLDER: The Company or its
   assignee.


          Newell Co., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns,

   the principal sum of U.S.$250,000,000 on the Maturity Date, and to pay

   interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, semi-

   annually on each Interest Payment Date set forth above from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable

   Interest Payment Date or Maturity Date, as the case may be.

        The interest payable, and punctually paid or duly provided for,

   on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day next preceding such Interest Payment Date (each such date a "Record Date").  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such

   Record Date and may either be paid to the Person in whose name this

   Note is registered at the close of business on a special Record Date for the payment of such defaulted interest to be fixed by the Trustee,

   notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Additional provisions of this Note are contained on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to hereinbelow.

        IN WITNESS WHEREOF, Newell Co. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

   Dated: July 14, 1998



                                      NEWELL CO.



                                      By:  ______________________________
                                      Name:     C. R. Davenport
                                      Title:    Vice President -
                                                Treasurer

   ATTEST:
                                      [SEAL]


   By:  ___________________________
   Name:     Richard H. Wolff
   Title:    Secretary




   TRUSTEE'S CERTIFICATE OF AUTHENTICATION
   This is one of the series
   designated therein referred
   to in the within-mentioned
   Indenture.



   THE CHASE MANHATTAN BANK,
        as Trustee


   By:  ___________________________
        Authorized Officer

   (REVERSE OF NOTE)
   -----------------

   NEWELL CO.



   MEDIUM-TERM FIXED RATE NOTE, SERIES A

   Due Nine Months or More From Date of Issue


        This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt

   Securities"), all issued or to be issued under and pursuant to an indenture dated as of November 1, 1995, (the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities.  All capitalized terms used in this Note and defined in the Indenture shall have the meaning ascribed to such terms in the Indenture unless otherwise defined herein.  This Note is one of a series of the Debt Securities designated as the Medium-Term Notes, Series  A (the "Series A Notes"),

   of the Company.  This Note represents 6.35% REset Put Securities

   ("REPS{SM}") (the "Notes") constituting a tranche of the Series A

   Notes.

   INTEREST RATE AND INTEREST PAYMENT DATES

        The Notes will bear interest at the rate of 6.35% from and including July 14, 1998 to but excluding July 15, 2008 (the "First

   Coupon Reset Date").  The First Coupon Reset Date and July 15, 2018

   are each referred to herein as a "Coupon Reset Date."  To the extent that the Company has not purchased the aggregate amount of the Notes,

   in whole, the nearest Coupon Reset Date is referred to herein as the

   "Applicable Coupon Reset Date."   Interest on the Notes will be

   payable semi-annually on January 15 and July 15 of each year,

   commencing January 15, 1999 (each, an "Interest Payment Date").

   Interest will be calculated based on a 360-day year consisting of twelve 30-day months.  "Business Day" means any day other than a

   Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or regulation to be closed.

        If the Callholder elects to purchase the Notes pursuant to the

   Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate for the Notes effective on the

   Applicable Coupon Reset Date, pursuant to the Coupon Reset Process described below.  In such circumstance, (i) this Note will be purchased by the Callholder at 100% of the principal amount hereof on the Applicable Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the

   Applicable Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date), and (ii) from and including the Applicable Coupon Reset Date, the Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process if Notes are

   Called" below.



   MATURITY DATE

        The Notes will mature on July 15, 2028  (the "Maturity Date").

   On the Applicable Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either

   (i) the Callholder, if the Callholder purchases this Note pursuant to the Call Option, or (ii) the Company, by exercise of the Put Option

   (as defined below) by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Note pursuant to the

   Call Option.



   CALL OPTION; PUT OPTION

        (i)  CALL OPTION.  The Callholder, by giving notice to the

   Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of this Note, in whole but not in part (the "Call

   Option"), on the Applicable Coupon Reset Date, at a price equal to

   100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Applicable Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent

   Record Date).  The Call Notice is required to be given to the Trustee,

   in writing, prior to 4:00 p.m., New York time, no later than fifteen calendar days prior to the Applicable Coupon Reset Date for the Notes.

   The Call Notice must contain the requisite delivery details, including the identity of the Callholder's Depositary account.  The Call Notice may not be revoked by the Callholder.

        If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date,

   the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Applicable

   Coupon Reset Date and (ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Note to the

   Callholder against payment therefor on the Applicable Coupon Reset

   Date through the facilities of the Depositary. No holder of any Notes or any interest in such Notes will have any right or claim against the

   Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or nonperformance of its obligations with respect thereto.

        The Callholder may at any time assign its rights and obligations under its Call Option; PROVIDED, HOWEVER, that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment.  Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the

   Call Option without notice to, or consent of, the holders of the Notes

   (including, if applicable, the Holder hereof).

        Except for the events specified in clauses (i) through (iii)

   below, with respect to which termination of the Call Option is at the

   Callholder's option, the Call Option will automatically and immediately terminate, no payment will be due hereunder from the

   Callholder, and the Coupon Reset Process will terminate, if any of the following occurs: (i) an Event of Default (as defined in the

   Indenture) occurs under Sections 501(1) or (2) under the Indenture,

   (ii) a default, event of default or other similar condition or event

   (however described) in respect of the Counterparty or any of its material subsidiaries has occurred under one or more agreements or instruments relating to indebtedness of the Counterparty or any of its material subsidiaries (individually or collectively) in an aggregate amount of not less than $25,000,000, which has resulted in such indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable and such acceleration has not been rescinded or the indebtedness so accelerated remains unpaid; (iii) the Counterparty or any of its material subsidiaries has defaulted in making one or more payments on the due date thereof in an aggregate amount of not less than

   $25,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period) and such defaulted payments remain unpaid; (iv) an Event of Default has occurred and is continuing under Sections 501(5) or 501(6) under the

   Indenture; (v) the Callholder fails to deliver the Call Notice to the

   Trustee prior to 4:00 p.m., New York time, on the fifteenth calendar day prior to the Applicable Coupon Reset Date; (vi) on the Bid Date

   (as defined below), fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided below; (vii)

   the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date;

   or (viii) a Defeasance (as defined in the Indenture) or a Covenant

   Defeasance (as defined in the Indenture) has occurred pursuant to

   Sections 1402 or 1403, respectively, of the Indenture with respect to the Notes.

        If the Call Option is terminated by the Callholder, notice of such termination will be immediately given in writing to the Trustee by the Callholder.  If the Call Option so terminates or is automatically terminated, the Trustee will exercise the Put Option described below with respect to the Notes.

        (ii) PUT OPTION.  If the Call Option is not exercised or if the

   Call Option otherwise terminates, the Trustee will exercise the right of the holders of the Notes (including, if applicable, the Holder hereof) to require the Company to purchase the aggregate principal amount of Notes, in whole but not in part (the "Put Option"), on the

   Applicable Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Applicable Coupon Reset Date, in each case, to be paid by the Company to the Holders of the Notes (including, if applicable, the Holder hereof) in immediately available funds on the

   Applicable Coupon Reset Date. If the Trustee exercises the Put Option then the Company will deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York time, on the Applicable Coupon Reset Date and the holders of the Notes will be required to deliver and will be deemed to have delivered the Notes to the Company against payment therefor on the Applicable Coupon Reset

   Date through the facilities of the Depositary. By its purchase of

   Notes, each Holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such Notes for or on behalf of the Notes as provided herein.  No holder of any Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.



   NOTICE TO HOLDERS BY TRUSTEE

        In anticipation of the exercise of the Call Option or the Put

   Option on the Applicable Coupon Reset Date, the Trustee will notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Applicable Coupon Reset Date, that all Notes will be delivered on the Applicable Coupon Reset Date through the facilities of the

   Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the

   Put Option.  The Trustee will notify the Holder hereof once it is determined whether the Call Price or the Put Price will be delivered in accordance with the provisions hereof.



   COUPON RESET PROCESS IF NOTES ARE CALLED

        The following steps shall be taken in order to determine the interest rate to be paid on the Notes on and after the Applicable

   Coupon Reset Date in the event the Call Option has been exercised with respect to the Notes.

        Pursuant to and subject to the terms of a Calculation Agency

   Agreement, dated July 14, 1998, between the Company and Morgan Stanley

   & Co. Incorporated, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the Notes (in such capacity as calculation agent, the "Calculation Agent"). If the Callholder has exercised the Call Option, then the following steps (the "Coupon Reset

   Process") will be taken in order to determine the interest rate to be paid on the Notes from and including the Applicable Coupon Reset Date to but excluding the next Applicable Coupon Reset Date, or if there are no more Applicable Coupon Reset Dates, the Maturity Date. The

   Company and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

        (a)  The Company will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Applicable Coupon Reset Date, containing the names and addresses of five dealers, one of which shall be Morgan Stanley & Co.

   Incorporated, from whom the Company desires the Calculation Agent to obtain the Bids for the purchase of such Notes and (ii) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

        (b)  Within one Business Day following receipt by the Calculation

   Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Pricing

   Supplement dated July 10, 1998, together with the Prospectus

   Supplement dated June 9, 1997 and Prospectus dated June 9, 1997 ,

   relating to the offering of the Notes (collectively, the "Pricing

   Supplement"), (ii) a copy of the form of Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by

   12:00 noon, New York time, on the third Business Day prior to the

   Applicable Coupon Reset Date (the "Bid Date").  "Bid" means an irrevocable written offer given by a Dealer for the purchase of all the Notes, settling on the Applicable Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes

   ("Yield to Maturity").  Each Dealer will also be provided with (i) the name of the Company, (ii) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the

   Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the Notes and (iv) the method by which interest will be calculated on the Notes.

        (c)  The purchase price for the Notes in connection with the

   Coupon Reset Process after the exercise of the Call Option (the

   "Purchase Price") shall be equal to the sum of (i) the principal amount of the Notes, and (ii) an amount (the "Notes Difference") which shall be equal to the difference, if any, on the Applicable Coupon

   Reset Date of (A) the discounted present value to the Applicable

   Coupon Reset Date of a bond with a maturity of ten (10)  years from the Applicable Coupon Reset Date which has an interest rate of 5.485%,

   semi-annual interest payments on each January 15 and July 15 commencing on January 15 following the Applicable Coupon Reset Date, and a principal amount equal to the principal amount of the Notes, and assuming a discount rate equal to the Treasury Rate minus (B) such principal amount of Notes.  The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-

   run ten-year United States Treasury Security per Telerate page 500, or any successor page, at 12:00 noon, New York time, on the Bid Date (or such other time or date, or reference for such information, that may be agreed upon by the Company and the Calculation Agent).

        (d)  The Calculation Agent will provide written notice to the

   Company as soon as practicable on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received

   Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and

   (iii) the Purchase Price as determined pursuant to paragraph (c)

   above.  The Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected

   Bid"); PROVIDED, HOWEVER, that (i) if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the

   Selected Bid shall be the lowest of all Bids received by such time;

   and (ii) if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected

   Bid).  The Calculation Agent will set the interest rate payable on the

   Notes equal to the interest rate that would amortize the Notes

   Difference fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid (the "Coupon Reset Rate").  The

   Calculation Agent will notify the Dealer that submitted the Selected

   Bid by 4:00 p.m., New York time, on the Bid Date that its Bid was determined to be the Selected Bid.

        (e)  Immediately after calculating the Coupon Reset Rate for the

   Notes, the Calculation Agent will provide written notice to the

   Company and the Trustee, setting forth the Coupon Reset Rate.  The

   Coupon Reset Rate for the Notes will be effective from and including the Applicable Coupon Reset Date to but excluding the next Applicable

   Coupon Reset Date or, if there are no more Applicable Coupon Reset

   Dates, the Maturity Date.

        (f)  The Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price; such sale to be settled on the

   Applicable Coupon Reset Date in immediately available funds.

   GENERAL MATTERS

        Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

                           _______________________

                                ABBREVIATIONS





        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM    --as tenants in common                 UNIF GIFT MIN ACT--______CUSTODIAN_______
   TEN ENT    --as tenants by the entireties                            (Cust)         (Minor)
   JT TEN     --as joint tenants with right                  Under Uniform Gifts to Minors Act
                of survivorship and not as
                tenants in common                            _________________________________
                                                                               (State)

              Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

   Please Insert Social Security or
   Other Identifying Number of Assignee
   ________________
   /_________/___________________________________________________________
   _____________________________
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


   ______________________________________________________________________

   ______________________________________________________________________

   the within Series A Note of Newell Co. and does hereby irrevocably constitute and appoint
   _______________________________________________________ attorney to transfer said Series A Note on the books of the Company, with full power of substitution in the premises.


   Dated:__________________                ______________________________

                                           ______________________________

   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.